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                                                                    EXHIBIT 23.4


                             TAX ADVISORS' CONSENT


Board of Directors
Security Capital Bancorp


Board of Directors
CCB Financial Corporation


     We consent to the inclusion of our tax opinion dated December 20, 1994, regarding the federal and North Carolina income tax consequences of the Merger, in Exhibit No. 8 of the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission and to the quotation or summarization of our tax opinion and the references to our firm under the headings
"SUMMARY -- Certain Income Tax Consequences", and "THE MERGER -- Certain Income Tax Consequences" in the Prospectus/Proxy Statement.


                                         /s/        KPMG PEAT MARWICK LLP

                                                  KPMG PEAT MARWICK LLP


Raleigh, North Carolina
January 30, 1995